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                   IT/IS, INC., CONTINUING SERVICE AGREEMENT

                                   NO. 00200


IT/IS, INC., a corporation organized and existing under the laws of the State of Texas, hereinafter referred to as "IT/IS," agrees to provide services to National Law Library, Inc., hereinafter referred to as "NLL" or "Customer," as specified in this Agreement, subject to the terms and conditions set forth herein.

                              TERMS AND CONDITIONS

1.  SERVICES TO BE PROVIDED.

IT/IS shall provide Customer throughout the term of this Agreement with the services specified on NLL Purchase Orders as set forth below, setting forth specific work to be performed by IT/IS which are hereby made a part of this Agreement, at the charges and according to the assumptions specified on that
Schedule in this Agreement.

The following terms as set forth herein shall have the following meaning as the same are understood within the English language.

"Raw Materials" - Raw Materials shall be understood to mean the materials used for conversion into an electronic format. Raw Materials shall generally consist of legal materials or legally related materials. Raw Materials can be in the form of print which are usually contained within a compiled format and bound together, in the form of both soft and hard bound books, pamphlets, folders, and the like. The legal materials can also be in electronic form in a variety of formats. In such cases, the legal materials shall be handled as if they were printed materials.

"Electronic Materials" - Electronic Materials shall be understood to mean Raw Materials that have been keyed (or otherwise converted); formatted in accordance with specific requirements; and supplied with all appropriate Coding Information and Emphasis Tags as specified in the Basic Editing Guide and project instruction sheets.

"Coding Information" - Coding Information, commonly called "fielding" or "tagged data" is used to identify and separate certain sections of Electronic Materials.

"Quality Standards" - Quality Standards shall mean Electronic Materials that are accurately converted to Ninety-Nine point Nine Percent (99.9%) of the Raw Materials.

"Measured Quality Standards" - Measured Quality Standards is the method used to determine Quality Standards. Upon the receipt of Electronic Materials sent by IT/IS to NLL, NLL shall select a 100 page continuous block of information, (or as many 100 page blocks as NLL desires) and compare the Raw Materials to the Electronic Materials. Accuracy of the conversion is checked by counting the total number of characters within said 100-page block(s) and the number of occurrences where the Raw Materials do not match the Electronic Materials. The total number of correct characters can be determined by subtracting the total number of incorrect characters from the total number of characters within said 100-page block. The total characters contained within a given

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100-page block of Electronic Materials shall then be divided into the total characters of Electronic Materials converted correctly to determine the Quality Standard. The results of the quality check shall be immediately sent to IT/IS if the materials do not meet Quality Standards. IT/IS shall then check its copy of the Electronic Materials to ascertain the veracity of said quality check. It is understood by both IT/IS and NLL that the accuracy level of any 100-page block so chosen by NLL shall be deemed to be that of the entire amount of Electronic Materials for that shipment. It shall be understood that in the event that NLL fails to make a quality check within 30 days of having received the Electronic Materials, it shall be considered that said Electronic Materials have met Quality Standards.

2.  CUSTOMER DATA.

IT/IS shall provide to Customer data files containing certain case law and statutes as set forth more particularly in each NLL Purchase Order. IT/IS does not own the copy rights to the data provided hereunder and shall provide only such data as is legally within the public domain, plus any coding or proprietary editing provided on behalf of the Customer as set out in NLL's Editing Guidelines. IT/IS shall not be responsible for errors in data entry or other services, programs, hardware, data files, or output provided to or maintained for Customer hereunder resulting from errors in Customer's input data or from Customer's failure to comply with the provisions of this paragraph. IT/IS warrants hereunder to provide data to the Customer that is no less than 99.9% accurate to the original material supplied. Customer acknowledges that this contract, unless otherwise specified is for the processing of a specific volume of data, although prior to the completion of the work the exact volume is unknown.

3.  PROPRIETARY RIGHTS.

(A) IT/IS shall allow Customer reasonable access to all Customer data, information, and media in the possession of IT/IS during the term of this Agreement, subject to any reasonable IT/IS charges for copying or reformatting data or otherwise providing services not specified in the schedules.

(B) Customer shall obtain no proprietary rights in the hardware, programs, or non-copyrighted data documentation used by IT/IS in providing services hereunder, whether such are developed specifically for performance of this Agreement or otherwise.

(C) Company shall have a lien in any product it produces for Customer until such time as timely payment for the product has been received.

4.  LOSS OF DATA.

(A) IT/IS shall exercise reasonable care to prevent loss or destruction of Customer's data files.

(B) IT/IS may charge for backup services and/or storage of Customer's data. IT/IS shall re-create Customer's data files from such copies, with Customer's assistance, at its prevailing charges for such services, upon request.

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(C)  Customer shall be responsible for maintaining adequate backup data to enable IT/IS to re-create Customer's data files. In the event Customer's data files are lost or destroyed, IT/IS shall re-create, if necessary, Customer's data files from Customer's backup data, with Customer's assistance and subject to IT/IS' prevailing charges for such services.

5.  ERROR CORRECTION.

It is agreed that case law materials provided to Customer by IT/IS will be no less than 99.9% accurate. IT/IS will correct any error in the output it furnishes to Customer or in the data files it maintains for Customer either by re-running the output or by adjusting the files, as appropriate, whenever such error is called to its attention. Such error correction shall be at no charge to Customer with respect to any error which (1) results from defects in the service provided by IT/IS hereunder and (2) is reported to IT/IS within thirty
(30) days of Customer's receipt of any output from IT/IS. Under no circumstances is IT/IS responsible for error if improper or poor quality source materials or incomplete or incorrect instructions provided by Customer or thirty
(30) business days have passed since Customer received the data.

6.  LIMITATION OF LIABILITY.

The sole liability of IT/IS in the event of loss or destruction of Customer's data files or in the event of errors in data entry or other services, programs, hardware, data files, or output provided to or maintained for Customer by IT/IS shall be as set forth in the following paragraph. In no event shall IT/IS be liable for any special, incidental, or consequential damages, even if it is advised of the possibility of such damages, nor shall IT/IS ever be liable in damages in an amount greater than Customer has paid IT/IS for services hereunder. This limitation of liability shall apply regardless of the form of action, whether in contract, equity, or tort, including negligence. IT/IS shall not be liable for any claim, suit, or cause of action based upon any use made of the information provided hereunder by the Customer. Customer shall indemnify IT/IS for all claims or suits made or brought by any third party to this contract as to the use of any information provided hereunder.

7.  PURCHASE ORDER AND PAYMENT PROCEDURES.

(A) NLL shall supply Raw Materials to IT/IS prior to the start of each new project and IT/IS shall provide NLL an inventory of Raw Materials received within seven days of receipt of Raw Materials. Upon receipt of the inventory, NLL shall then issue a Purchase Order, along with an Irrevocable Standby Letter of Credit for the Raw Materials contained on that Purchase Order inventory. The value of the Irrevocable Standby Letter of Credit shall be equal to the value of converting the Raw Materials on the Purchase Order into Electronic Materials at a rate of .65 cents per one thousand characters converted to meet Quality Standards. NLL hereby agrees to provide purchase orders for no less than 750 million characters per month for a period of three years from the date of this agreement; however, IT/IS shall not be required to produce more than one (1) billion characters per month under this agreement, unless otherwise agreed to in writing. Pricing under this contract shall reflect market prices for comparable work and the Customer shall have the right to select a different Vendor if IT/IS does not offer competitive market prices.

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(B)  Payment.

At the time that each Purchase Order is issued by NLL to IT/IS, NLL shall pay to IT/IS a retainer of one-third of the estimated value of that Purchase Order.

When Electronic Materials are delivered to NLL by IT/IS, another one-third (1/3) shall be paid to IT/IS. Payment shall be due within four (4) days of delivery of the Electronic Materials or upon receipt of each invoice. Approval of material is due not more than three (3) days from receipt.

The final one-third (1/3) due under each Purchase Order shall be paid upon confirmation that the Electronic Material meets the quality standards of NLL or within thirty (30) days of the delivery of the Electronic Material, unless that material has been returned to IT/IS with instructions to make corrections needed to bring the Electronic Materials up to Quality Standards. Payment is due on reworked material within ten (10) days of return to NLL from IT/IS.

(C) Customer shall pay any sales, use, excise, or similar taxes, which may be imposed by federal, state, or local governments with respect to the services provided by IT/IS. NLL is a reseller of data and will provide IT/IS with a State Tax Certificate.

(D) In the event that any payments due hereunder are not received according to the terms of the invoice, all discounts will be reversed and interest on the due, but unpaid amounts, at a rate determined by IT/IS will be charged by IT/IS provided, however that in no event shall such interest rate exceed the maximum amount of nonusurious interest allowed by law, and any excess shall be credited toward future services provided by IT/IS under the Agreement (or if this Agreement has terminated, shall be refunded to Customer).

8.  WARRANTIES.

IT/IS MAKES NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AS TO ANY MATTER WHATSOEVER, INCLUDING BUT NOT LIMITED TO THE HARDWARE, PROGRAMS, DOCUMENTATION, DATA FILES, OUTPUT SERVICES, OR OTHER MATTERS PRODUCED OR PROVIDED HEREUNDER. PARTIES EXPRESSLY WAIVE ANY CAUSES OF ACTION UNDER THE TEXAS DTPA.

9.  EXCUSABLE NONPERFORMANCE.

The obligations of IT/IS hereunder shall be suspended to the extent that IT/IS is hindered or prevented from complying therewith because of labor disturbances (including strikes or lockouts), war, acts of God, fires, storms, accidents, governmental regulations, or any other cause whatsoever beyond IT/IS' control.

10. EARLY TERMINATION.

(A) If Customer terminates this Agreement prior to the expiration of its term, IT/IS may retain any advance payments made under the terms of this Agreement. Customer

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acknowledges that any advance payments shall be retained and considered in the nature of liquidated damages and does not constitute a penalty.

(B) If either party defaults in a material obligation under this Agreement and continues in default for a period of ten days after notice of default is given to it by the other, the other may terminate this Agreement by notice effective on the date of such notice or on such future date as is specified in such notice.

(C) In the event Customer defaults as provided in 10(B) above, IT/IS shall retain its work product with respect to services rendered on behalf of Customer. Company may, at its discretion, charge for early termination.

11.  NOTICE.

All notices required by this Agreement shall be in writing sent by registered mail, return receipt requested to IT/IS and Customer at the following addresses, unless changed from time to time in which event each party shall promptly notify the other in writing and all notices thereafter shall be sent to the addresses then prevailing:

           IT/IS, INC.
           One Park Ten Place, Suite 200
           Houston, Texas 77084
           Attn:  Kelley V. Kirker
           President

           Name:
           Firm:  NLL, Inc.
           Add:   One Park Ten Place, Suite 220
           Attn:  Hunter M. A. Carr
           City:  Houston State:  Texas  Zip:  77084
           Phone: (713) 578-8800  Fax:  (713) 578-8898

12.  NONWAIVER.

Either party's failure at any time to require strict performance by the other party of any of the provisions hereof shall not waive or diminish such party's rights thereafter to demand strict compliance therewith or with any other provision. Waiver by either party of any default by other party shall not waive any other or similar default by the non-defaulting party.

13. ENTIRE AGREEMENT.

This Agreement and all schedules and attachments hereto, (which are hereby made part of this Agreement), as they may be amended or modified, constitute the sole and complete agreement and entire understanding between the parties concerning the matters addressed herein and supersede all prior proposals, agreements, representations, warranties, conditions, or understandings between the parties, whether written or oral, regarding such matters. If any one or more of the provisions of this

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Agreement shall be for any reason held to be invalid, illegal, or unenforceable, the remaining terms of this Agreement will continue in full force and effect.

14. TITLES.

Paragraph titles contained herein are for convenience only and shall not govern, limit, modify or affect the scope, meaning, or intent of the provisions of this Agreement.

15. MODIFICATION.

No modification to this Agreement shall be effective unless it is in writing signed by duly authorized representatives of both parties.

16. GOVERNING LAW.

This agreement shall be governed by the laws of the State of Texas. Venue for disputes shall be Houston, Texas.

17. OTHER WARRANTIES AND RESTRICTIONS.

IT/IS is an independent contractor and assumes full responsibility for the payment of all compensation, social security, unemployment and other taxes and charges for all persons engaged by it in the performance of the work herein. IT/IS is not and shall not represent itself as authorized to enter into any contract or other obligation on behalf of NLL.

The amounts to be paid herein are exclusive of all taxes. NLL shall be responsible for, and shall hold IT/IS harmless with respect to: all sales, use, personal property and similar taxes, if any, imposed upon or in respect of the transactions and services under this Agreement as required by the United States of America other than for taxes on IT/IS' income, if any.

Acquisition and delivery of Raw Materials to IT/IS shall be the responsibility of NLL. IT/IS understands it has absolutely no right, title, interest, or usage rights to, in, or with the Raw Materials or Electronic Materials so produced under this Agreement. IT/IS furthermore understands that the Raw Materials so produced under this Agreement are the sole and separate property of NLL. That at any time, NLL may request the return of all Raw Materials, and if so requested, IT/IS shall do so.

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IN WITNESS WHEREOF, the parties have executed this Agreement as indicated below.

IT/IS, INC.                          NLL, INC.


By  /s/ Kelley Kirker                By   /s/ Hunter M. A. Carr

Typed Name:     Kelley Kirker__      Typed Name:  Hunter M. A. Carr

Title:   President                   Title:  Chairman/CEO

Date:     Mar. 24, 1999              Date:  3/24/99

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